Exhibit 99.1

NEWS FROM ARCH COAL FOR IMMEDIATE RELEASE

Arch Coal Announces Global Settlement That Facilitates Consensual Completion of Financial Restructuring

ST. LOUIS — July 5, 2016 — Arch Coal, Inc. (“Arch” or the “company”) today announced that it has secured a global settlement with certain of its senior secured lenders that hold more than 66 2/3% of its first lien term loan and the Official Committee of Unsecured Creditors (the “UCC”). The company has filed an amended Plan of Reorganization (the “Plan”) that incorporates and implements the global settlement and a related Disclosure Statement with the United States Bankruptcy Court for the Eastern District of Missouri.

“The global settlement is a momentous achievement that should facilitate a timely and successful conclusion to our financial restructuring process,” said John W. Eaves, Arch’s chairman and CEO. “With this agreement, the path is now clear for Arch to move forward with our plan to position the company for long-term success — by strengthening our balance sheet, building upon our strong operational performance, and delivering on our unwavering commitment to safety and reclamation excellence. We are sharply focused on emerging from this court-supervised process in an expeditious manner, and as a stronger and more nimble player well-equipped to compete in a rapidly evolving marketplace.”

“We want to recognize the tremendous contributions of Arch’s workforce throughout this process. Through their dedication and hard work, our employees have enabled us to operate in an uninterrupted manner and continue to set the industry standard for safety and environmental performance,” continued Eaves.

The full terms of the agreement are available in a Form 8-K that has been filed with the Securities and Exchange Commission.

A hearing to consider approval of the Disclosure Statement is scheduled for July 6, 2016. Following approval of the Disclosure Statement, the company intends to solicit creditor votes and seek the Bankruptcy Court’s confirmation of the Plan on the timeline outlined in the Global Settlement Agreement.

Documents related to the reorganization proceedings are available on a website administered by Arch’s claims and noticing agent, Prime Clerk, at https://cases.primeclerk.com/archcoal.  Additional information about Arch’s restructuring is available on Arch’s website at www.archcoal.com/restructuring or by calling Arch’s Restructuring Hotline, toll-free in the U.S., at 1-844-242-7478. (For calls originating outside the U.S., please dial 1-929-477-8086).

Davis Polk & Wardwell LLP is serving as legal advisor to Arch Coal, and PJT Partners is serving as financial advisor.

U.S.-based Arch Coal, Inc. is a top coal producer for the global steel and power generation industries, reliably serving customers worldwide. Its network of large-scale, low-cost mining complexes is the most diversified in the United States, spanning every major coal supply basin. For more information, visit www.archcoal.com.

Forward-Looking Statements

This press release contains “forward-looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from potential demands for additional collateral for self-bonding; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

CONTACTS:

Investors:

Charles Dayton

Investor Relations

314/994-2912

Media:

Logan Bonacorsi

Arch Coal

314/994-2766

Michael Freitag / Andrew Siegel / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

212/355-4449